Exhibit 99.7

34/F, Tower 3, China Central Place, 77 Jianguo Road, Beijing 100025, China

Telephone: (86-10) 5809-1000   Facsimile: (86-10) 5809-1100

August 20, 2024

Huajin (China) Holdings Limited

Second Floor, Century Yard, Cricket Square, P.O. Box 902 Grand Cayman, KY1-1103

Cayman Islands

(the “Company” or the “Huajin”)

Dear Sir/Madam,

Re:	Business Combination between the Oak Woods Acquisition Corporation and Huajin (China) Holdings Limited

We are qualified lawyers of the People’s Republic of China (the “PRC”, for the purpose of this Opinion (as defined below), excluding the Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan) and as such are qualified to issue this Opinion (the “Opinion”) on PRC Laws (as defined below). We have acted as PRC legal counsel for the Huajin regarding the the Business Combination between the Oak Woods Acquisition Corporation (the “OAKU”) and Huajin (hereinafter the “Business Combination” or “Merger”).

In connection with the closing of the Business Combination, we have been asked to provide this Opinion as to certain matters relating to PRC Laws (as defined below in this Opinion).

For the purpose of rendering this Opinion, we have reviewed the copies of the documents provided to us by the Company or the PRC Subsidiaries of Huajin (the “PRC Subsidiaries”), and such other documents, corporate records, papers, certificates issued by officials of government departments and other public organisations and other instruments as we deem necessary for the purpose of rendering this Opinion.

Where certain facts were not or may not be independently established to us, we have relied on the documents provided by the Company, and the certificates or statements issued or made by Government Agencies (as defined below) and the representatives (either in written or oral) of the PRC Subsidiaries without further independent investigation or verification (collectively with the documents stated in the above paragraph referred to as the “Reviewed Documents”).

For the avoidance of doubt, “to the best of our knowledge” herein is to the extent of the Reviewed Documents and our reasonable inquiries and investigations as described below. Except for our reasonable inquiries and investigations in the official websites of National Enterprises Credit Information Public System, China Judgements Online, the Online Database of Judgment Debtors, State Intellectual Property Office of the PRC and Trademark Office of the State Administration for Industry & Commerce of the PRC, no independent search, investigation or other verification action has been conducted by us with any Government Agencies for the purpose of rendering this Opinion.

In giving this Opinion, we have made the following assumptions:

(a)	that any document submitted to us still exists and has not been varied, cancelled or superseded by some other document or agreement or action of which we are not aware after due inquiry;

(b)	that all documents submitted to us as copies conform to their originals;

(c)	that all documents submitted to us and representations and statements made to us as to factual matters are complete and accurate; and all facts and information stated or given in such documents save for legal conclusions are true and correct; and such documents constitute legal, valid and binding obligations on the parties thereto under the laws (other than PRC Laws (as defined below in this Opinion)) by which they are expressed to be governed;

(d)	that the signatures, seals and chops on the documents submitted to us are genuine;

(e)	all approvals, consents, licences, permits, authorizations, registrations, certifications, qualifications, delegation of authority or exemption issued in confirmation or recognition of any filing or as part of any approval process of or with any government agency in the PRC as required under PRC Laws (as defined below) for or in connection with the Company, the PRC Subsidiaries and other official statements and documentations which are currently held by the Company were obtained by lawful means, and the documents provided to us conform with those documents submitted to governmental agencies in the PRC;

(f)	where facts were not independently established to us, we have relied upon certificates issued by governmental agents and/or representatives of the PRC Subsidiaries and/or the Company with proper authority and upon representations, made by such persons in the course of our inquiry and consultation. We have not investigated whether or not the statements, certificates, approvals, answers, replies and other documents issued by, among others, government authorities have gone through all necessary review, investigation, discussion and examination/approval procedures as required by law or internal policy and we will not, therefore, be liable for any untruthfulness, inaccuracy, incompleteness or lack of integrity in respect of the content of any of such document; and

(g)	that all consents, licences, permits, approvals, exemptions or authorizations required of or by, and any required registrations or filings with, any governmental authority or regulatory body (other than those in the PRC) in connection with the Business Combination have been obtained or made.

This Opinion is rendered on the basis of the publicly available laws, governmental rules, regulations of the PRC and the Supreme Court’s judicial interpretations of the PRC (collectively, the “PRC Laws”) effective as of the date hereof and there is no assurance that any of such laws will not be changed, amended or replaced in the immediate future or in the longer term with or without retrospective effect. Any such changes, amendments or replacements may be made by an order of the President of the PRC or the State Council of the PRC or other PRC government authorities or, in the case of provincial laws and regulations, by the relevant provincial government and may become effective immediately on promulgation.

We do not purport to be experts on and do not purport to be generally familiar with or qualified to express legal opinions based on any laws other than PRC Laws and accordingly express no legal opinion herein based upon any laws other than PRC Laws. For the purpose of this Opinion, PRC Laws do not include the laws of Hong Kong, Macau and Taiwan.

Capitalized terms used herein and not otherwise defined herein shall have the same meanings described in the Registration Statement on Form S-4 of OAKU (the “Registration Statement”).

Based on the foregoing and subject to any further assumptions and qualifications set forth below, we are of the opinion that as of the date hereof:

1	To the best of our knowledge, as of the date of this Opinion, the PRC Subsidiaries have obtained the following licenses and approvals necessary to operate in China:

(1)	each of the PRC Subsidiaries has obtained a business license;

(2)	Shaanxi QianXiang has obtained the certificate of second-class medical device operation and commercial franchise enterprise record filing;

(3)	LeLingKang has obtained the food operation license.

Apart from these licenses and approvals, there is no need for any other licenses or approvals to operate the PRC Subsidiaries’ business at this stage.

2	(a) The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors adopted by six PRC regulatory agencies, including the Ministry of Commerce of the PRC (the “MOFCOM”), the State-Owned Assets Supervision and Administration Commission, the State Administration of Taxation, the State Administration for Industry and Commerce, currently known as the SAMR, the CSRC, and the State Administration of Foreign Exchange (the “SAFE”) in 2006 and amended in 2009, as well as some other regulations and rules concerning mergers and acquisitions (collectively, the “M&A Rules”) include provisions that purport to require that an offshore special purpose vehicle that is controlled by PRC domestic companies or individuals and that has been formed for the purpose of an overseas listing of securities through acquisitions of PRC domestic companies or assets to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. The M&A Rules adopted by six PRC regulatory agencies include provisions that purport to require that an offshore special purpose vehicle that is controlled by PRC domestic companies or individuals and that has been formed for the purpose of an overseas listing of securities through acquisitions of PRC domestic companies or assets to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. On September 21, 2006, the CSRC published its approval procedures for overseas listings by special purpose vehicles. However, there may still be changes regarding the scope and applicability of the M&A Rules to offshore special purpose vehicles. Based on the understanding of the current PRC laws and regulations, each of the CSRC approval and MOFCOM approval is not required under the M&A Rules because Shaanxi QianXiang was a Sino-foreign joint venture at the time of the acquisition of its equity interests by Beijing XiaoLeKang.

(b)	On July 6, 2021, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Strictly Cracking Down on Illegal Securities Activities, or the Opinions, which emphasized the need to strengthen administration over illegal securities activities and supervision of overseas listings by China-based companies. The Opinions proposed promoting regulatory systems to deal with risks facing China-based overseas-listed companies, and provided that the State Council will revise provisions regarding the overseas issuance and listing of ordinary shares by companies limited by ordinary shares and will clarify the duties of domestic regulatory authorities. However, the Opinions did not provide detailed rules and regulations. On February 17, 2023, the CSRC promulgated Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic Companies (the “Overseas Listing Trial Measures”) and circulated five supporting guidelines, which became effective on March 31, 2023. According to the Overseas Listing Trial Measures, PRC domestic companies that seek to offer and list securities in overseas markets, either in direct or indirect means, are required to fulfill the filing procedure with the CSRC and report relevant information. The Overseas Listing Trial Measures provides that an overseas listing or offering is explicitly prohibited, if any of the following: (1) such securities offering and listing is explicitly prohibited by provisions in laws, administrative regulations and relevant state rules; (2) the intended securities offering and listing may endanger national security as reviewed and determined by competent authorities under the State Council in accordance with law; (3) the domestic company intending to make the securities offering and listing, or its controlling shareholder(s) and the actual controller, have committed relevant crimes such as corruption, bribery, embezzlement, misappropriation of property or undermining the order of the socialist market economy during the latest three years; (4) the domestic company intending to make the securities offering and listing is currently under investigations for suspicion of criminal offenses or major violations of laws and regulations, and no conclusion has yet been made thereof; or (5) there are material ownership disputes over equity held by the domestic company’s controlling shareholder(s) or by other shareholder(s) that are controlled by the controlling shareholder(s) and/or actual controller. The Overseas Listing Trial Measures also provides that if the issuer meets both the following criteria, the overseas securities offering and listing conducted by such issuer will be deemed as indirect overseas offering by PRC domestic companies:

(1)	50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is accounted for by domestic companies; and (2) the main parts of the issuer’s business activities are conducted in mainland China, or its main place(s) of business are located in mainland China, or the majority of senior management staff in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in mainland China. Where an issuer submits an application for initial public offering to competent overseas regulators, such issuer must file with the CSRC within three business days after such application is submitted. In addition, the Overseas Listing Trial Measures provide that the direct or indirect overseas listings of the assets of domestic companies through one or more acquisitions, share swaps, transfers or other transaction arrangements shall be subject to filing procedures in accordance with the Overseas Listing Trial Measures, which filing shall be submitted within three business days after the issuer submits its application documents relating to the initial public offering and/or listing or after the first public announcement of the relevant transaction (if the submission of relevant application documents is not required). The Overseas Listing Trial Measures also requires subsequent reports to be filed with the CSRC on material events, such as change of control or voluntary or forced delisting of the issuer(s) who have completed overseas offerings and listings. Guidance for Application of Regulatory Rules — Overseas Offering and Listing No.1, promulgated by CSRC together with the Overseas Listing Trial Measures, provides that if a domestic enterprise completes an overseas offering through an overseas special purposes acquisition company, it shall submit the filing materials within three business days after such overseas special purposes acquisition company publicly announces such acquisition transaction. As Huajin’s PRC subsidiaries accounted for more than 50% of its consolidated revenues, profit, total assets or net assets for the fiscal years ended December 31, 2023 and 2022, and substantially all of its operations are carried out in the PRC, the issuance of securities to foreign investors in connection with the Business Combination will be considered as an indirect overseas offering and listing by a domestic enterprise and Huajin is subject to the filing requirements under the Overseas Listing Trial Measures.

(c)	According to the 2022 Cybersecurity Review Measures which came into effect on February 15, 2022, (i) critical information infrastructure operators that purchase network products and services and internet platform operators that conduct data processing activities are subject to cybersecurity review in accordance with the 2022 Cybersecurity Review Measures if such activities affect or may affect national security; and (ii) internet platform operators holding personal information of more than one million users and seeking to have their securities list on a stock exchange in a foreign country must file for cybersecurity review with the Cybersecurity Review Office. Neither Huajin nor any of its PRC Subsidiaries is subject to cybersecurity review, reporting or other permission requirements by the CAC under the applicable PRC cybersecurity laws and regulations with respect to the offering of its securities or the business operations of its PRC Subsidiaries, because neither Huajin nor any of its PRC Subsidiaries qualifies as a critical information infrastructure operator or has conducted any data processing activities that affect or may affect national security or holds personal information of more than one million users.

3	To the best of our knowledge, as of the date of this Opinion, except for filing under the Overseas Listing Trial Measures, Huajin has not received any inquiries, notices, warnings, sanctions, denials, or regulatory objections from the CSRC, CAC, nor any other regulatory authority in the PRC.

4	To the best of our knowledge, as of the date of this Opinion, except for filing under the Overseas Listing Trial Measures, Huajin is not required to obtain permission or approval from the CSRC or any other regulatory authorities in the PRC.

The foregoing Opinion is strictly limited to the PRC Subsidiaries related matters insofar as it relates to PRC Laws effective as the date hereof. This Opinion is intended to be used in the context, which is specifically referred to herein and each section should be looked at as a whole and no part should be extracted and referred to independently. This Opinion is given solely for the benefit of the persons to whom it is addressed. It may not, except with our prior written permission, be relied upon by anyone other than the addressees or used for any other purpose.

We hereby consent to the use of this Opinion in, and the filing hereof as an exhibit to the Registration Statement, and to the reference to our name in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

SIGNATURE PAGE

Yours faithfully

Jingtian & Gongeheng

/s/ Jingtian & Gongeheng

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